Exhibit 10.4
STOCK OPTION AGREEMENT

GRANTEE NAME	NUMBER OF OPTIONS GRANTED	OPTION PRICE	GRANT DATE	EXPIRATION DATE

STOCK OPTION VESTING SCHEDULE

VESTING DATE	NUMBER OF SHARES TO VEST

TOTAL
Voyager Space Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to [ ò ] (the “Grantee”, also referred to as “you”) an option to purchase (the “Option”) shares of the

Common Stock of the Company at an option price as set forth above, pursuant to the terms of the attached Stock Option Agreement and the Voyager Space Holdings, Inc. 2020 Incentive Plan (the “Plan”).
By signing this cover sheet, you hereby accept the Options and agree to all of the terms and conditions described in the attached Stock Option Agreement and the Plan.

Grantee:

Signature:

The Company:

By:

Name:

Title:
This is not a stock certificate or a negotiable instrument. This grant of Option is a voluntary, revocable grant from the Company and Grantee hereby acknowledges that the Company has no obligation to make additional grants in the future.
UPON RECEIPT OF YOUR SIGNED AGREEMENT, A BOOKKEEPING ENTRY WILL BE ENTERED INTO THE COMPANY’S BOOKS AND RECORDS TO EVIDENCE THE OPTIONS GRANTED TO YOU.

Voyager Space Holdings, Inc.
STOCK OPTION AGREEMENT
1.Nontransferability. This Stock Option Agreement (this “Agreement”) evidences the grant to you evidences the grant to you on the Grant Date set forth on the cover page of an option under the Voyager Space Holdings, Inc. 2020 Incentive Plan (the “Plan”) to purchase shares of the Common Stock of the Company (the “Option”). Under applicable provisions of the Internal Revenue Code of 1986, as amended, the Option is treated as an incentive option. Capitalized terms that are not defined on the cover page or in the Option Agreement are defined in the Plan. Your Option Agreement may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, normay the Option be made subject to execution, attachment or similar process.
2.The Plan. The Option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of this Agreement and the Plan as amended from time to time; provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Plan, all of which are incorporated by reference in this Agreement as if fully set forth herein.
3.Vesting. This Option shall vest in accordance with time-vesting schedule set forth on Page 1 above. Notwithstanding Section 10 of the Plan, this Option shall not become fully exercisable and vested upon the initial public offering of the Company’s equity securities pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act or a direct listing of the Company’s equity securities in the United States on a national securities exchange (“IPO”); provided, however, that, if an IPO occurs after the Grant Date and your employment is subsequently terminated by action of the Company for reasons other than cause (as such term is defined in your employment or severance agreement (if any) or, if none, as defined by the Committee and in effect at the time of your termination) then this Option shall become fully vested and exercisable as of the date of your termination. For the avoidance of doubt, the vesting provisions set forth in Section 10 of the Plan shall apply to a Change in Control that is not an IPO.
4.Termination. The Option shall terminate immediately if you voluntarily incur a Termination of Service without the written consent of the Company or if you incur a Termination of Service by action of the Company due to your willful refusal to perform your duties or for “cause” (as such term is defined in your employment or severance agreement (if any) or, if none, as defined by the Committee and in effect at the time of your termination). Notwithstanding the previous sentence, if your Termination of Service is voluntary and with the written consent of the Company (which written consent expressly sets forth a statement to the effect that, to the extent exercisable on the date of such termination the Option shall remain exercisable), or if your Termination of Service is by action of the Company for reasons other than cause, you may exercise the Option to the extent exercisable at the time of such termination, at any time prior to the expiration of three months after such termination, or for any longer period of time after such termination as shall be determined by the Committee, but not later than the Expiration Date. Should you die during your employment or service or following your Termination of Service, the Option shall immediately terminate, except that, to the extent exercisable by you at the time of your death, the Option may be exercised within one year after the date of your death but not later than the Expiration Date, solely in accordance with all of the terms and conditions of the Plan by your personal representatives or by the person or persons to whom your rights under the Option shall pass by will or by the applicable laws of descent and distribution.
5.Sale. In the event that you elect to sell or transfer any interest in the shares of Common Stock of the Company acquired pursuant to the Option, the Company has a right to purchase such shares at the then-market value of such shares. As a precondition to any sale or transfer of such shares, you agree to provide the Company notice of such sale or transfer, together with such additional information as the Company may request, and you may not sell or transfer such shares unless and until the Company has waived its repurchase right in writing, which the Company shall do within thirty (30) days of receipt of your notice.
6.Additional Forfeiture. The Committee may cancel, suspend, withhold or otherwise limit or restrict the Option at any time if you (i) are not in compliance with all applicable provisions of this Agreement or the Plan or (ii) engage in any activity inimical, contrary or harmful to the interests of the Company, including, but not limited to: (A) conduct related to your service or employment for which either criminal or civil penalties against you may be sought (B) violation of any policies of the Company, including, without limitation, insider trading or anti-harassment policies or (C) participating in a hostile takeover attempt against the Company.
7.Employment Not Affected. Neither the grant of the Option, nor any other action taken with respect to the Option, shall confer upon the Grantee any right to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate Grantee’s employment at any time. Except as may be otherwise limited by another written agreement, the right of the Company to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.
8.No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a holder of the Company’s Common Stock subject to this Agreement.
9.Securities Laws. The Company shall not be obligated to issue any Common Stock pursuant to this Agreement if, in the opinion of counsel to the Company, the shares to be so issued are required to be registered or otherwise qualified under the United States Securities Act of 1933, as amended, or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified.

10.Severability. Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable. It is further the parties’ intent that all provisions not deemed to be overbroad shall be given their full force and effect. You acknowledge that you are freely, knowingly and voluntarily entering into this Agreement after having an opportunity for consultation with your own independent counsel.
11.Choice of Law; Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF COLORADO LOCATED IN DENVER COUNTY, COLORADO AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.
12.Income Taxes. You agree to comply with the appropriate procedures established by the Company, from time to time, to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the Option or the shares of Common Stock issuable in connection therewith.
13.Expiration. This Option, to the extent not previously exercised, shall expire on the Expiration Date set forth above.
14.Exercise. This Option is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A together with payment as provided in the Plan.

EXHIBIT A
STOCK OPTION EXERCISE NOTICE
Dated: [ ò ]
To: Voyager Space Holdings, Inc.
Attn: [ ò ]
Sir/Madam:
Notice is hereby given of my election to purchase [ ò ] shares of Common Stock of Voyager Space Holdings, Inc. (the “Company”) at a price of $[ ò ] per share under the provisions of the stock option (“Option”) granted to me on [ ò ] under the terms of the Voyager Space Holdings, Inc. 2020 Incentive Plan.
I hereby certify that I am in compliance with the covenants and forfeiture provisions of the Option Agreement dated as of [ ò ] between the Company and me (the “Option Agreement”). I acknowledge that a violation of these provisions will result in the forfeiture of any remaining options that I have.
Cash Method or Cashless Method:
Cash: Enclosed is my check made payable to the Company in the amount of $ [ ò ] in payment of the exercise price of the Option and my check in the amount of $ [ ò ] made payable to [ ò ] in payment of the tax due on exercise of the Option.
Cashless: I will contact my broker from [ ò ] who will be verifying my options and arranging to exercise and sell my option shares.
The following information is supplied for use in issuing and registering the shares purchased:

Number of Shares:
Full Name:
Address:

Signature:
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